Exhibit 10.2

SHARE REPURCHASE AGREEMENT

This SHARE REPURCHASE AGREEMENT (this “Agreement”) is entered into and effective March 16, 2017, by and among Saban Capital Acquisition Corp., a Cayman Islands exempted company (the “Company”), Saban Sponsor LLC, a Delaware limited liability company (“Sponsor”), and Bruce Rosenblum (“Director”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Securities Assignment Agreement (as defined below).

RECITALS

WHEREAS, Sponsor and the Director entered into that certain Securities Assignment Agreement, dated as of September 13, 2016 (the “Securities Assignment Agreement”), by and among Sponsor, Director and the other recipients party thereto;

WHEREAS, pursuant to the terms and subject to the conditions set forth in the Securities Assignment Agreement, Sponsor sold, assigned and transferred 30,000 Class F ordinary shares, par value $0.0001 per share (the “Founder Shares”), to Director;

WHEREAS, in connection with a pro rata share capitalization by the Company on September 15, 2016, Director now holds 32,610 Founder Shares;

WHEREAS, pursuant to the Securities Assignment Agreement, Director agreed that if Director did not become a director of the Company at the time of the Company’s initial public offering or voluntarily resigned Director’s position with the Company before a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company, all of such Director’s Founder Shares shall be returned to Sponsor;

WHEREAS, the Company completed its initial public offering on September 21, 2016 and Director has been serving as a director of the Company since its initial public offering and has voluntarily resigned his position with the Company; and

WHEREAS, in recognition of Director’s service to the Company and in order to promote the future success of the Company, Sponsor is willing to waive its right to Director’s Founder Shares on the condition that the Company repurchases a portion of such Founder Shares which shall be granted to an incoming director of the Company.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Repurchase of Securities. The Company hereby repurchases 25,110 Founder Shares from Director (the “Transfer Shares”) for an aggregate purchase price of $92.40.

Section 2. Waiver of Rights. Sponsor hereby waives any rights it has to the Transfer Shares and any rights it has with respect to any other Founder Shares now, or in the future, held by Director pursuant to the Securities Assignment Agreement.

Section 3. Owner. Director represents and warrants that he owns, beneficially and of record, and has valid title to, and the right to transfer to the Company, all of the Transfer Shares, free and clear of any lien, pledge, mortgage, security interest, charge, restriction, adverse claim or other encumbrance of any kind or nature whatsoever (“Encumbrances”), and the Company shall acquire, and have valid title to, the applicable Transfer Shares, free and clear of any and all Encumbrances. No person has any written or oral agreement, arrangement or understanding or option for, or any right or privilege (whether by law, preemption or contract) that is or is capable of becoming an agreement, arrangement or understanding or option for, the purchase or acquisition from Director of any of the Transfer Shares, other than the parties hereto.

Section 4. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions’ contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 5. Survival of Representations, Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement. All representations and warranties shall be effective regardless of any investigation made or which could have been made.

Section 6. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state.

Section 7. Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts (including facsimile or PDF counterparts), each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

By:	/s/ Bruce Rosenblum
	Name:	Bruce Rosenblum

SABAN CAPITAL ACQUISITION CORP.

By:	/s/ Adam Chesnoff
	Name:	Adam Chesnoff
	Title:	Authorised Signatory

SABAN SPONSOR LLC

By:	/s/ Adam Chesnoff
	Name:	Adam Chesnoff
	Title:	Authorised Signatory

3